Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2009, with respect to the consolidated financial statements of Smithfield Beef Group, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-160739) and related Prospectus of JBS USA Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

December 22, 2009